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             FIRST LOAN MODIFICATION AGREEMENT        EXHIBIT 10-P

         THIS FIRST LOAN MODIFICATION AGREEMENT ("MODIFICATION AGREEMENT"), dated effective as of the 7th day of May, 2001 ("EFFECTIVE DATE"), is entered into by and among ZILA, INC., a Delaware Corporation ("ZILA"), BANK ONE, ARIZONA, NA, a national banking association ("BANK ONE"), and each of the following subsidiary entities, directly or indirectly, of Zila (collectively, the "SUBSIDIARIES"): (i) INTEGRATED DENTAL TECHNOLOGIES, INC., a California corporation, (ii) RYKER DENTAL OF KENTUCKY, INC., a Kentucky corporation, (iii) BIO-DENTAL TECHNOLOGIES CORPORATION, a California corporation, (iv) ZILA PHARMACEUTICALS, INC., a Nevada corporation, (v) ZILA TECHNOLOGIES, INC., an Arizona corporation, (vi) INTER-CAL CORPORATION, INC., an Arizona corporation,
(vii) OXYCAL LABORATORIES, INCORPORATED, an Arizona corporation ("OXYCAL"),
(viii) OXYCAL EXPORT, INC., a Virgin Islands corporation, and (ix) ZILA SWAB TECHNOLOGIES, INC., an Arizona corporation. Zila and its Subsidiaries are collectively referred to herein as the "DEBTORS".

                                    RECITALS:

         A. Bank One and Zila have entered into the following credit facilities (collectively, the "LOANS"): (i) a certain revolving line of credit in the maximum principal amount of $9,000,000 (the "LINE OF CREDIT LOAN") pursuant to the Loan Agreement between Zila and Bank One dated December 1, 2000 ("LOC LOAN AGREEMENT") as evidenced by the Promissory Note dated December 1, 2000, in the maximum principal amount of $9,000,000 executed by Zila in favor of Bank One ("LINE OF CREDIT PROMISSORY NOTE"); (ii) a certain construction loan ("PROJECT LOAN"), as evidenced by a certain Project Note executed by Oxycal in favor of Bank One in the principal amount of $5,000,000 ("PROJECT NOTE"), in connection with those certain 1999A Bonds and Taxable 1999B Bonds in the principal amount of $5,000,000 (collectively, the "BONDS") issued pursuant to a certain Trust Indenture between The Industrial Development Authority of the County of Yavapai, as Issuer, and Bank One, as Trustee, dated March 1, 1999 ("BOND TRUST INDENTURE"), two Irrevocable Letters of Credit (No. STI 13306 and No. STI 13307), each dated April 14, 1999, issued by Bank One in favor of the owners of the Bonds in an aggregate amount of $5,061,645.00 ("LETTERS OF CREDIT"), and a certain Reimbursement Agreement between Bank One and Oxycal dated March 1, 1999 ("REIMBURSEMENT AGREEMENT"); and (iii) a certain building loan in the initial principal amount of $450,000 ("BUILDING LOAN"), as evidenced by a certain Promissory Note in the amount of $450,000 executed by Zila in favor of Valley National Bank of Arizona (Bank One was formerly known as Valley National Bank of Arizona), as subsequently amended by a certain Modification Agreement between Zila and Bank One dated April 15, 1996, and as further amended by a certain Promissory Note Second Modification Agreement between Zila and Bank One dated February 26, 1998 (as amended from time to time, the "BUILDING PROMISSORY NOTE").

         B. The total amount of the Line of Credit Loan available to Zila for the benefit of Zila and its Subsidiaries depends on the aggregate amount of accounts receivable and inventory of Zila and its Subsidiaries from time to time that are included in the Borrowing Base (as defined in the LOC Loan Agreement) of Zila and its Subsidiaries. Each of the Subsidiaries has previously executed a Commercial Guaranty dated on or about December 1, 2000 (or subsequent thereto) pursuant to which each Subsidiary is guaranteeing all of Zila's liabilities, obligations, debts and indebtedness to Bank One, whether then existing or thereafter incurred, and Oxycal has previously executed an Unconditional Guarantee of Payment dated March 1, 1999 with respect to the Reimbursement Agreement (collectively, together with any other guarantees
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executed by the Debtors in favor of Bank One, the "GUARANTEES"). In addition, the parties intended that each of the Subsidiaries would grant a security interest in its assets to secure the Line of Credit Loan and to induce Bank One to enter into the LOC Loan Documents, and Bank One understood that the LOC Loan Documents provided Bank One with a perfected security interest in the assets of each of the Subsidiaries as collateral for the Line of Credit Loan.

         C. Bank One has recently become aware, or has been made aware by Zila, of the following: (i) the documentation executed by Zila and its Subsidiaries for the Line of Credit Loan based upon a borrowing base consisting of the assets of Zila as well as the assets of its Subsidiaries failed to provide for the grant and perfection of security interests in the assets of its Subsidiaries, contrary to the intention of the parties hereto at the time the Line of Credit Loan was underwritten, approved and documented; (ii) the maturity date of the Building Loan is April 1, 2001; and (iii) certain covenant defaults and/or non-compliance events under the Line of Credit Loan have occurred ("NONCOMPLIANCE EVENTS"), as set forth in more detail on EXHIBIT A, attached hereto and incorporated herein by this reference.

         D. Each of the Debtors desire that Bank One (i) forbear in exercising any remedy with respect to the Noncompliance Events, (ii) extend the maturity date of the Building Loan, and (iii) amend the Loan Documents in certain other respects, and Bank One is willing to agree to such forbearance, extension and amendments provided that (a) each of the Subsidiaries executes documentation to provide Bank One with the perfected security interests that were intended at the time the LOC Loan Documents were executed, (b) the Debtors agree to cross-collateralize and cross-default all of the Loans, (c) the Debtors agree to enter into a more comprehensive modification agreement, mutually acceptable to the Debtors and Bank One, prior to the end of the Noncompliance Period (defined below), and (c) such forbearance, extension and amendments are subject to the terms and conditions set forth in this Modification Agreement.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter stated, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. In addition to other defined terms as set forth in this Modification Agreement, the following terms shall have the meanings set forth below for purposes of this Modification Agreement:

         1.1 "BUILDING LOAN DOCUMENTS" means, collectively, the Building Promissory Note and all of the other documents and instruments executed in connection with the Building Loan.

         1.2 "LOAN DOCUMENTS" means, collectively, the LOC Loan Documents, the Project Loan Documents and the Building Loan Documents.

         1.3 "LOANS" means, collectively, the Line of Credit Loan, the Project Loan and the Building Loan.

         1.4 "LOC LOAN DOCUMENTS" means, collectively, the LOC Loan Agreement, the Line of Credit Promissory Note and all of the other documents and instruments executed in connection with the Line of Credit Loan.

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         1.5 "NONCOMPLIANCE PERIOD" means the period commencing on the date of this Modification Agreement and ending on May 31, 2001.

         1.6 "OBLIGATIONS" means, collectively, all obligations of Zila and its Subsidiaries under the Loan Documents.

         1.7 "PROJECT LOAN DOCUMENTS" means, collectively, the Bonds, the Bond Trust Indenture, the Letters of Credit, the Reimbursement Agreement and all of the other documents and instruments executed in connection with the Project Loan.

All terms used with initial capital letters, but not otherwise defined in this Modification Agreement, shall have the same meanings given such terms in the LOC Loan Agreement for purposes of this Modification Agreement.

2. DEBTORS' ACKNOWLEDGMENT OF EXISTING INDEBTEDNESS.

         2.1 Each of the Debtors acknowledges and agrees that the total outstanding amounts of each of the Loans as of May 1, 2001 are as follows: (i) an outstanding principal balance of $6,100,000.00 with respect to the Line of Credit Loan ("LINE OF CREDIT LOAN BALANCE"), (ii) an outstanding obligation amount of $4,631,404.47 under the Letters of Credit issued in connection with the Project Loan ("PROJECT LOAN BALANCE"), (iii) an outstanding principal balance of $280,137.14 with respect to the Building Loan ("BUILDING LOAN BALANCE"), plus (iv) any accrued and unpaid interest or fees on each of the Loans and any other costs and expenses of Bank One to the extent due and owing under the Loan Documents.

         2.2 Each of the Debtors acknowledges that Zila (and Oxycal in the case of the Project Loan) is truly and justly indebted to Bank One in the amount of the Line of Credit Loan Balance, plus the Project Loan Balance, plus the Building Loan Balance, plus accrued and unpaid interest on each of the Loans, plus all accrued and unpaid costs, fees and expenses that are, under the Loan Documents, properly chargeable to Zila (or Oxycal) and that have been and in the future may be incurred by Bank One in connection with the Loans.

         2.3 Each of the Debtors acknowledges that, as of the date hereof, it has (i) no defense, counterclaim, offsets, cross-complaint, claim or demand of any nature whatsoever which can be asserted as a basis to seek affirmative relief or damages from Bank One or to reduce or eliminate all or any part of its liability to repay the Loans, and (ii) no other claim against Bank One with respect to any aspect of the transactions in respect of which the Loans were made. If any such claims exist they are fully and irrevocably released as provided in Section 11 hereof.

         2.4 Each of the Debtors agrees that Bank One has fully performed all obligations that it may have had or now has to Zila and its Subsidiaries with respect to the Loans, and that except as expressly set forth herein, Bank One's obligation to make additional Advances under the Line of Credit Loan is conditioned upon the satisfaction of all conditions precedent for such Advances as set forth in the LOC Loan Agreement, as amended by this Modification Agreement.

3. FORBEARANCE BY BANK ONE WITH RESPECT TO NONCOMPLIANCE EVENTS.

         3.1 Initial Forbearance Agreement. Each of the Debtors acknowledges and agrees that Zila is in default under the LOC Loan Agreement as described in the Noncompliance Events set forth on EXHIBIT A, attached hereto and incorporated herein. Bank One hereby agrees to forebear in exercising any remedy with respect to the Noncompliance Events during the

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Noncompliance Period, such forbearance to be effective upon full satisfaction by
Zila and its Subsidiaries of all conditions precedent set forth in Section 8 of this Modification Agreement. Notwithstanding the foregoing or anything to the contrary in this Modification Agreement, the parties hereto agree that: (i) during the Noncompliance Period, Zila and its Subsidiaries shall comply with all other covenants and provisions of the Loan Documents except for the Noncompliance Events; (ii) after the end of the Noncompliance Period, Zila and its Subsidiaries shall strictly comply with all covenants and provisions of the Loan Documents (as amended by this Modification Agreement), including, without limitation, the covenants and provisions related to the Noncompliance Events;
and (iii) during the Noncompliance Period, Bank One reserves the right to refuse to make additional Advances under the Line of Credit Loan if a further material adverse change in the financial condition of Zila or its Subsidiaries shall occur.

         3.2 Subsequent Forbearance Agreement. Bank One and the Debtors are entering into this Modification Agreement to implement the provisions set forth herein while the parties negotiate a more comprehensive modification agreement ("SECOND LOAN MODIFICATION AGREEMENT") that will address additional issues as well as provide for additional documentation of modifications set forth in this Modification Agreement. Bank One's forbearance with respect to the Noncompliance Events will terminate at the end of the Noncompliance Period if the Second Loan Modification Agreement has not been executed prior to the end of the Noncompliance Period. If the Second Loan Modification Agreement is executed prior to the end of the Noncompliance Period, the forbearance terms in the Second Loan Modification Agreement shall apply immediately upon satisfaction of all conditions precedent to the effectiveness of the Second Loan Modification Agreement as set forth therein.

4. AMENDMENTS TO LOAN DOCUMENTS. Each of the parties hereto agrees that the Loan Documents are hereby amended in all respects to the extent necessary to accomplish the following changes:

         4.1 Extension of Building Loan. The maturity date of the Building Loan and the Building Promissory Note is hereby changed from April 1, 2001 to May 31, 2001, with any additional extension to be agreed upon in the Second Loan Modification Agreement.

         4.2 Modifications to LOC Loan Documents. Effective on the Effective Date of this Agreement (unless otherwise stated below), the following limitations shall apply to all Advances under the LOC Loan Agreement:

                  (a) The total outstanding principal amount of all Advances under the LOC Loan Agreement shall not exceed $7,250,000.00.

                  (b) The definitions of "Account", "Eligible Accounts", "Inventory" and "Eligible Inventory" are not limited to such accounts and inventory of Zila, but shall also include such accounts and inventory of the Subsidiaries provided that all other conditions for eligibility are satisfied, and each reference to "Borrower" in such definitions shall be deemed to be a reference to Zila and the relevant Subsidiaries.

                  (c) "Borrowing Base" will mean the sum of (i) 80.0% of the aggregate amount of Eligible Accounts, plus (ii) the lesser of (a) 50.0% of the aggregate amount of Eligible Inventory, (b) 50.0% of the aggregate amount of Eligible Accounts, or (c) $1,000,000.00.

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                  (d) The rate of interest charged by Bank One on the LOC Loan will be at the default rate of 3.000% over the Index, effective on April 30, 2001, and continuing until the earlier of (i) the expiration of the Noncompliance Period or (ii) the effectiveness of the Second Loan Modification Agreement; provided, however, if the Noncompliance Period has expired and the Second Loan Modification Agreement has not become effective, the foregoing provision does not in any way restrict or otherwise affect the right of Lender to collect a default rate of interest in accordance with the terms of the LOC Loan Documents.

                  (e) For the Noncompliance Period, Zila will deliver to Lender the following borrowing base certificates on the dates set forth below, in form and detail satisfactory to Lender and executed by the chief financial officer of Zila or other officer or person acceptable to Lender, together with such supporting documentation as Lender may request:

                  (i) a borrowing base certificate as of April 30, 2001 on May 9, 2001;

                  (ii) a borrowing base certificate as of May 14, 2001 on May 18, 2001; and

                  (iii) a borrowing base certificate as of May 28, 2001 on May 31, 2001;

         Such supporting documentation will include, without limitation, an aging and listing of all accounts receivable, which itemizes each account debtor by name, states the total amount payable to Zila and its Subsidiaries and contains a breakdown indicating future amounts due and when due, current amounts due, amounts 30-59 days past due, amounts 60-89 days past due, and amounts 90 or more days past due, and reflecting any credit adjustments, returns and allowances.

         4.3 Cross-Defaulting of Loans. Notwithstanding anything to the contrary in this Modification Agreement or any other Loan Document, each of the Debtors agrees with Bank One that the Line of Credit Loan, the Project Loan and the Building Loan shall be cross-defaulted, and a default under this Modification Agreement (or any document executed in connection herewith) or any other Loan Document shall be a default under all other such documents entitling Bank One to exercise all remedies available under such documents, subject only to any required notices and cure periods as expressly made applicable therein.

         4.4 Cross-Collateralization of Loans. Notwithstanding anything to the contrary in this Modification Agreement or any other Loan Document, each of the Debtors agrees with Bank One that the Line of Credit Loan, the Project Loan, the Building Loan and all other Obligations shall be cross-collateralized, the collateral, and the liens and security interests therein, for each of the Loans shall secure all of the Loans and all of the Obligations and shall constitute collateral, and liens and security interests therein, with respect to all of the Loans and all of the Obligations, and a default under this Modification Agreement (or any document executed in connection herewith) or any other Loan Document, subject only to any required notices, cure periods and procedures for realization on collateral as expressly made applicable therein, shall entitle Bank One to apply the collateral and the proceeds thereof to the Loans and other Obligations as Bank One may determine in its sole and absolute discretion. Zila and Oxycal agree to execute appropriate amendments to each of its deeds of trust that secure any portion of the Loans ("DEEDS OF TRUST") to cause such Deeds of Trust to secure all of the Loans, such amendments to be in form and substance acceptable to Bank One ("AMENDMENTS TO DEEDS OF TRUST").

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         4.5 Release of Collateral. The cross-collateralization set forth in
Section 4.4 above shall continue so long as either (a) any of the Loans are outstanding, or (b) Bank One has any continuing commitment to advance funds under any of the Loans; provided, however, the collateral for the Line of Credit Loan will be released (and the security agreements and UCC financing statements executed in connection with the Line of Credit Loan will be terminated, except for the Oxycal Security Agreement defined below and UCC financing statements executed by Oxycal) once the LOC Loan and all obligations related thereto have been paid and performed in full and Bank One has no further commitment under the LOC Loan Agreement, but only if no event of default, and no event which with notice and the passage of time would constitute an event of default ("INCIPIENT DEFAULT"), has occurred under the Project Loan Documents or the Building Loan Documents (other than an event of default or incipient default under the LOC Loan Documents that has triggered an event of default or incipient default under the Project Loan Documents or Building Loan Documents solely due to the cross-defaulting of the Loans). Notwithstanding anything to the contrary in this Modification Agreement or in any of the other Loan Documents, (a) the Deeds of Trust, and the real property pledged as collateral thereunder, and the Security Agreement dated March 1, 1999, executed by Oxycal in favor of Zila ("OXYCAL SECURITY AGREEMENT"), and the personal property pledged as collateral thereunder, shall continue to secure the Line of Credit Loan so long as any amounts are owed to Bank One under the LOC Loan Documents even after full payment and performance of the Building Loan and the Project Loan, and (b) the Deeds of Trust, and the real property pledged as collateral thereunder, shall continue to secure and cross-collateralize the Project Loan and the Building Loan until full payment and performance of both the Project Loan and the Building Loan and Bank One has no further obligation under the Letters of Credit; provided, however, Bank One agrees to release its lien with respect to the building securing the Building Loan (as such building is more specifically described on Exhibit "A" to the Deed of Trust dated March 8, 1991 executed by Zila, the "BUILDING") upon either: (i) the repayment in full of all amounts due under the Building Loan and the Line of Credit Loan with no further commitment of Bank One to advance under the Line of Credit Loan, or (ii) the refinance, sale or sale/leaseback of the Building in which (A) the proceeds of such refinance, sale or sale/leaseback are paid to Bank One to be applied to the repayment of the Building Loan in full with any excess to be applied to pay down the Line of Credit Loan, and (B) if a refinance, the amount of such refinance is at least 75% of the appraised valued of the Building based upon an appraisal acceptable to Bank One, or if a sale or sale/leaseback, the amount of such sale is at least the amount of the appraised value of the Building based upon such an appraisal.

         4.6 Further Documentation. The items in this Section 4 and additional issues will be addressed more fully in the provisions of the Second Loan Modification Agreement and other documents executed in connection therewith; provided, however, if the Second Loan Modification Agreement is not executed or does not become effective for any reason, such failure to execute or become effective shall not affect the effectiveness of this Modification Agreement and the documents executed in connection herewith.

5. REAFFIRMATION OF EXISTING SECURITY INTERESTS AND GRANT OF SECURITY INTERESTS.

         5.1 Reaffirmation of Existing Security Interests. Each of the Debtors hereby confirms and agrees that Bank One's security interests in the assets of Zila and its Subsidiaries and all of the collateral previously pledged to Bank One pursuant to the Loan Documents shall continue to secure the payment and performance of all of the Obligations to Bank One.

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         5.2 Grant of Security Interests in Assets of Subsidiaries as Initially
Intended. Without affecting any security interests previously granted to Bank One with respect to the Loans, each of the Subsidiaries hereby grants to Bank One, to secure the Line of Credit Loan as well as all of the other Obligations under the Loan Documents, a security interest in all of such Subsidiary's right, title and interest in and to the personal property described on EXHIBIT B, attached hereto and incorporated herein by this reference. Each of the Subsidiaries agrees to execute such documents as are necessary to document and perfect the security agreements granted to Bank One under this Section 5.2, including, without limitation, all security agreements, UCC financing statements and other documents and instruments requested by Bank One. Such documents and instruments requested by Bank One shall be executed by each of the Subsidiaries and delivered to Lender on or prior to the Effective Date of this Agreement.

6. REPRESENTATIONS, WARRANTIES, ACKNOWLEDGEMENTS AND AGREEMENTS OF DEBTORS. As material inducements to Bank One to enter into this Modification Agreement, and acknowledging Bank One's reliance upon the truth and accuracy thereof, each of the Debtors represents, warrants, acknowledges and agrees that:

         6.1 The recitals set forth above are true and correct, including, without limitation, Recital B stating that it was the intent of the parties that each of the Debtors would grant to Bank One a perfected security interest in certain assets of each of the Debtors at the time that Zila and Bank One entered into the Line of Credit Loan.

         6.2 All financial statements and other information delivered to Bank One by or on behalf of Zila or its Subsidiaries in connection with this Modification Agreement were true and correct in all material respects as of the respective dates thereof.

         6.3 The Loans are just and owing.

         6.4 The obligation of Zila to repay the Loans, together with all accrued and unpaid interest thereon, and all other amounts properly chargeable to the Debtors under the Loan Documents, is absolute and unconditional, each of the Guarantees with respect to the indebtedness owed to Bank One is absolute and unconditional, and there exists no claim, right of set off or recoupment, counterclaim or defense of any nature whatsoever to the payment and performance of the Obligations nor the Subsidiaries' guarantees with respect to the Obligations. The Loan Documents, including, without limitation, the Line of Credit Promissory Note, the Project Note, the Building Promissory Note and the Guarantees, represent valid, enforceable and collectible obligations of the Debtors, subject to general principles of equity and bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally.

         6.5 As of the date hereof, and after giving effect to this Modification Agreement and the other documents to be executed in connection herewith, (i) such Debtor is solvent and will not be rendered insolvent by the transactions contemplated hereunder, (ii) the fair saleable value of the assets of such Debtor exceeds and, to such Debtor's knowledge, will continue to exceed such Debtor's liabilities (both fixed and, except for any Guarantee executed by such Debtor if it is a Subsidiary, contingent), (iii) such Debtor is and, to such Debtor's knowledge, will continue to be able to pay its debts as they mature,
(iv) such Debtor has and, to such Debtor's knowledge, will continue to have sufficient capital to carry on its business and all businesses in which it is about to engage, and (v) the fair saleable value of the assets of the Debtors taken as a whole exceeds and, to such Debtor's knowledge, will continue to exceed such Debtors' liabilities (fixed and contingent).

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         6.6 Except as disclosed in Zila's most recent 10-Q filed with the
Securities and Exchange Commission and delivered to Bank One, and except as otherwise disclosed by the Debtors to Bank One in writing, there are no proceedings pending or, to such Debtor's knowledge, threatened against or affecting any Debtor in any court, before any governmental authority, or arbitration board or tribunal which may now or in the future materially adversely affect any Debtor.

         6.7 The Subsidiaries executing this Modification Agreement constitute all subsidiaries owned directly by Zila or indirectly through one or more subsidiaries of Zila that have any active business operations or own any assets. Zila covenants and agrees that it will (i) immediately notify Bank One as soon as it is aware that any other subsidiary of Zila or the Subsidiaries will begin business operations or own any assets, and (ii) immediately provide the names, corporate formation documents, federal tax numbers, places of business and other information requested by Bank One for such additional subsidiaries, and (iii) and deliver security agreements, UCC financing statements, guarantees and other documentation requested by Bank One executed by such subsidiary prior to the time such subsidiary begins any business operations or acquires any assets.

         6.8 Subject to the effect of the Noncompliance Events and to such other matters that have been disclosed by the Debtors to Bank One in writing, all of the representations and warranties of Debtors contained in the Loan Documents are true and correct as of the date hereof and are hereby reaffirmed and ratified.

         6.9 This Modification Agreement and any documents and instruments executed in connection herewith have been authorized by all necessary action and when executed will be the legal, valid and binding obligations of each of the Debtors enforceable against the Debtors in accordance with the respective terms thereof, subject to general principles of equity and bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the rights of creditors generally.

         6.10 To such Debtor's knowledge, the execution, delivery and performance of this Modification Agreement (and the documents related hereto) by the Debtors do not and will not (i) violate any law, rule, regulation or court order to which any Debtor is subject, (ii) conflict with or result in a breach of the articles of incorporation or bylaws of any Debtor or any agreement or instrument to which any Debtor is a party or by which its properties are bound, or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of any Debtor, whether now owned or hereafter acquired, other than liens in favor of Bank One.

         6.11 Such Debtor has consulted with counsel and with such other experts and advisors as it has deemed necessary in connection with the negotiation, execution and delivery of this Modification Agreement and the related documents. This Modification Agreement and the related documents shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Modification Agreement or any part hereof to be drafted.

         6.12 All terms, conditions and provisions of the Loan Documents are hereby reaffirmed, ratified and continued in full force and effect and shall remain unaffected and unchanged except as specifically amended by this Modification Agreement and the other documents and instruments executed in connection herewith.

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7. COSTS AND EXPENSES OF LOAN MODIFICATION. Zila agrees to pay to Bank One all costs and expenses incurred by Bank One in connection with this Modification Agreement, including, without limitation, reasonable attorneys' fees, recording fees, filing fees and all other costs and expenses incurred. Such fees, costs and expenses may be paid to Bank One from the proceeds of an Advance under the Line of Credit Loan.

8. CONDITIONS PRECEDENT TO EFFECTIVENESS. The effectiveness of this Modification Agreement is subject to the full and complete satisfaction of all of the following conditions precedent:

         8.1 Bank One shall have received this Modification Agreement duly executed by Zila and each of the Subsidiaries.

         8.2 Bank One shall have received security agreements duly executed by each of the Subsidiaries except for Oxycal, in form and substance satisfactory to Bank One, to further document the security interests granted under Section 5 of this Modification Agreement.

         8.3 Bank One shall have received a modification agreement duly executed by Oxycal with respect to the Oxycal Security Agreement, such amendment to be in form and substance satisfactory to Bank One.

         8.4 Bank One shall have received UCC-1 financing statements, in form and substance satisfactory to Bank One and in all jurisdictions requested by Bank One, duly executed by each of the Subsidiaries to give notice to third parties as to the security interests granted under Section 5 of this Modification Agreement.

         8.5 Bank One shall have received the Amendment to Deed of Trust for the Building Loan, duly executed by Zila, with the notary block duly completed and notarized.

         8.6 Bank One shall have received the Amendment to Deed of Trust for the Project Loan, duly executed by Oxycal, with the notary block duly completed and notarized.

         8.7 The closing of this Modification Agreement shall occur on or before May 7, 2001.

9. DEFAULT. Each of the following occurrences shall constitute an Event of Default hereunder and under the other Loan Documents:

         9.1 Any representation or warranty of Debtors herein or in the Loan Documents shall be false, misleading or incorrect in any material respect;

         9.2 Any of the Debtors shall fail to keep or perform any of the covenants or agreements contained herein or in any of the documents or instruments executed in connection herewith; or

         9.3 The existence of any Event of Default (other than the Noncompliance Events during the Noncompliance Period) under any of the Loan Documents.

10. NO WAIVER OF DEFAULTS. This Modification Agreement in no way acts as a waiver of any default of any Debtor (other than the Noncompliance Events during the Noncompliance Period) or as a release or relinquishment of any of the existing liens, security interests, rights or remedies securing payment and performance of the Obligations or the enforcement thereof.

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Such liens, security interests, rights and remedies are hereby ratified, confirmed, preserved, renewed and extended by each of the Debtors in all respects.

11. RELEASE OF ALL CLAIMS AND WAIVER. Each of the Debtors hereby releases, remises, acquits and forever discharges Bank One and Bank One's employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "RELEASED PARTIES"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date and execution hereof, arising out of or in any way connected with the Loans, this Modification Agreement or the other Loan Documents (all of the foregoing hereinafter called the "RELEASED MATTERS"). Each of the Debtors acknowledges that the agreements herein are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Each of the Debtors represents and warrants to Bank One that it has not purported to transfer, assign or otherwise convey any of its right, title or interest in any Released Matter to any other person and that the foregoing constitutes a full and complete release of all Released Matters.

12. COMPLETE AGREEMENT; NO FUTURE FORBEARANCE OR MODIFICATION GRANTED.

         12.1 Complete Agreement. Notwithstanding anything to the contrary contained herein or in any other instrument executed by the parties and notwithstanding any other action or conduct undertaken by the parties on or before the date hereof, the agreements, covenants and provisions contained herein shall constitute the only evidence of Bank One's agreement to forbear or to modify the Loan Documents. Accordingly, no express or implied consent to any further forbearances or modifications shall be inferred or implied by Bank One's execution of this Modification Agreement. The Loan Documents and this Modification Agreement, together with any documents executed in connection herewith, constitute the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements and understandings relating to such subject matter. In entering into this Modification Agreement, each of the Debtors acknowledges that it is relying on no statement, representation, warranty, covenant or agreement of any kind made by Bank One or any employee or agent of Bank One, except for the agreements of Bank One set forth herein.

         12.2 No Future Forbearance or Modification Granted. Further, Bank One's execution of this Modification Agreement shall not constitute a waiver (either express or implied) of the requirement that any future forbearance under or modification of any Loan Document shall require the express written approval of Bank One. No such approval (either express or implied) has been given as of the date hereof.

13. EFFECT AS A MODIFICATION AGREEMENT. Other than as specifically set forth herein, the remaining terms of the Loan Documents shall remain in full force and effect, including, without limitation, all Guarantees executed by the Subsidiaries in favor of Bank One. Notwithstanding anything to the contrary contained in the Loan Documents, in the event of a conflict between the terms of this Modification Agreement (on the one hand) and any Loan Document (on the other hand), the terms of this Modification Agreement shall control. Nothing

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
contained in this Modification Agreement is intended to or shall be construed as relieving any person or entity, whether a party to this Modification Agreement or not, of any of such person's or entity's obligations to Bank One.

14. CONSENT AND RATIFICATION BY GUARANTORS. Each of the Subsidiaries acknowledges that, on or about December 1, 2000 (or subsequent thereto), it executed a Commercial Guaranty for the benefit of Bank One pursuant to which it absolutely and unconditionally guaranteed payment of all indebtedness of Zila to Bank One, whether then existing or later incurred or created, and Oxycal acknowledges that on or about March 1, 1999, it executed an Unconditional Guarantee of Payment with respect to obligations under the Reimbursement Agreement. Each of the Subsidiaries acknowledges, agrees and warrants that: (i) Bank One's rights under the Guarantees shall not be adversely affected by the execution of this Modification Agreement or the other documents related hereto;
(ii) the Guarantees shall remain in full force and effect, and all references in the Guarantees to the Loan Documents (regardless of the precise form of such references) are deemed amended to refer to the Loan Documents as amended; and
(iii) such Subsidiary's Guarantee, as amended, is hereby ratified and reaffirmed by such Subsidiary.

15. APPLICABLE LAW; JURY WAIVER.

         15.1 Applicable Law. This Modification Agreement has been delivered to Bank One and accepted by Bank One in the State of Arizona. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to any conflict of laws or provisions thereof.

         15.2 JURY WAIVER. EACH OF THE UNDERSIGNED PARTIES HEREBY VOLUNTARILY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG BANK ONE AND THE UNDERSIGNED PARTIES ARISING OUT OF OR IN ANY WAY RELATED TO THIS MODIFICATION AGREEMENT, OR ANY OTHER LOAN DOCUMENT, OR ANY OTHER RELATIONSHIP BETWEEN BANK ONE AND THE UNDERSIGNED PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK ONE TO CONTINUE TO PROVIDE THE FINANCING DESCRIBED HEREIN AND IN THE OTHER LOAN DOCUMENTS.

16. FACSIMILE AND COUNTERPART EXECUTION. Any signature delivered by a party by facsimile transmission shall be deemed an original signature hereto, and this Modification Agreement may be executed in counterparts, all of which shall constitute one agreement.

17. BENEFIT OF AGREEMENT. This Modification Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.


No other person or entity is entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Modification Agreement.

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
IN WITNESS WHEREOF, the parties hereto have executed this Modification Agreement effective as of the day, month and year first above written.


                  "ZILA":                 ZILA, INC.,
                                          a Delaware corporation

                                          By: /s/ Joseph Hines
                                          Name: Joseph Hines
                                          Title: President



                  "SUBSIDIARIES":         Integrated Dental Technologies, Inc.,
                                          a California corporation

                                          By: /s/ Bradley C. Anderson
                                          Name: Bradley C. Anderson
                                          Title: Treasurer


                                          Ryder Dental of Kentucky, Inc.,
                                          a Kentucky corporation

                                          By: /s/ Bradley C. Anderson
                                          Name: Bradley C. Anderson
                                          Title: Treasurer


                                          Bio-Dental Technologies Corporation,
                                          a California corporation

                                          By: /s/ Bradley C. Anderson
                                          Name: Bradley C. Anderson
                                          Title: Treasurer


                                          Zila Pharmaceuticals, Inc.,
                                          a Nevada corporation

                                          By: /s/ Bradley C. Anderson
                                          Name: Bradley C. Anderson
                                          Title: Treasurer

                  "SUBSIDIARIES":         Zila Technologies, Inc.,
                       (Cont'd)           an Arizona corporation

                                          By: /s/ Bradley C. Anderson
                                          Name: Bradley C. Anderson
                                          Title: Treasurer


                                          Inter-Cal Corporation, Inc.,
                                          an Arizona corporation

                                          By: /s/ Bradley C. Anderson
                                          Name: Bradley C. Anderson
                                          Title: Treasurer


                                          Oxycal Laboratories, Incorporated,
                                          an Arizona corporation

                                          By: /s/ Bradley C. Anderson
                                          Name: Bradley C. Anderson
                                          Title: Treasurer


                                          Oxycal Export, Inc.,
                                          a Virgin Islands corporation

                                          By: /s/ Bradley C. Anderson
                                          Name: Bradley C. Anderson
                                          Title: Treasurer


                                          Zila Swab Technologies, Inc.,
                                          an Arizona corporation

                                          By: /s/ Bradley C. Anderson
                                          Name: Bradley C. Anderson
                                          Title: Treasurer



                  "BANK ONE"              Bank One, Arizona, NA,
                                          a national banking association

                                          By: /s/ Hope Berman Levin
                                          Name: Hope Berman Levin
                                          Title: Vice President

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
                                    EXHIBIT A

                              NONCOMPLIANCE EVENTS

         The following events have been identified by Bank One or reported to Bank One by Zila, and Bank One, Zila and each of its Subsidiaries agree that such events constitute "Noncompliance Events" for purposes of the foregoing Modification Agreement:

1. The Addendum to the LOC Loan Agreement contains an affirmative financial covenant with respect to the debt service coverage ratio, which requires that Zila will maintain on a consolidated basis, as of the end of each fiscal quarter, a ratio of (a) net income plus Depreciation and Amortization plus nonrecurring merger related expenses for the twelve month period then ending, to (b) current maturities of long term debt for the same such twelve month period, of not less than
         1.25 to 1.0. Zila and its Subsidiaries did not meet the minimum required debt service coverage ratio as of quarter ended April 30, 2001. The section of the LOC Loan Agreement entitled "Events of Default" states that the failure of Zila or any Subsidiary to comply with or perform when due any term, obligation, covenant or condition contained in the LOC Loan Agreement constitutes an Event of Default under the LOC Loan Agreement.

2. The conditions precedent to Advances set forth in the LOC Loan Agreement include the requirement that no material adverse change in the financial condition of Zila or any of the Subsidiaries since the effective date of the most recent financial statements furnished to Bank One shall have occurred and be continuing. As of April 30, 2001, there has been a material adverse change in the financial condition of Zila and its Subsidiaries since the effective date of the previous financial statements provided to Bank One by Zila.

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
                                    EXHIBIT B

                            DESCRIPTION OF COLLATERAL


All of each Subsidiary's right, title and interest in and to the following described personal property, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

         All inventory, chattel paper, accounts and general intangibles,

together with all of the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

                  (a) all attachments, accessions, accessories, tools, parts, supplies, increases, and additions to and all replacements and substitutions for any property described above;

                  (b) all products and produce of any of the property described above;

                  (c) all proceeds (including, without limitation, insurance proceeds) from the sale, lease, destruction, loss, or other disposition of any of the property described above; and

                  (d) all records and data relating to any of the property described above, whether in the form of a writing, photograph, microfilm, microfiche, or electronic media, together with all of such Subsidiary's right, title and interest in and to all computer software required to utilize, create, maintain, and process any such records or data on electronic media.



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